UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 22, 2013

WEBSTER FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31486 (Commission File Number)	06-1187536 (IRS Employer Identification No.)

Webster Plaza, Waterbury, Connecticut (Address of principal executive offices)	06702 (Zip code)

Registrant’s telephone number, including area code:  (203) 578-2202

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Webster Financial Corporation (the “Company” or “Webster”) has announced that Gerald P. Plush, President and Chief Operating Officer, has voluntarily resigned from employment with the Company and Webster Bank effective September 30, 2013.  The Board of Directors has elected James C. Smith, age 64, Chairman and Chief Executive Officer of Webster and member of the Board of Directors, to serve as President of Webster and Webster Bank effective September 30, 2013, a position previously held by Mr. Smith during his tenure at Webster, most recently from 2008 through 2011.  Mr. Plush will receive the payments and benefits applicable on a termination under his Non-Competition Agreement and the Company’s Amended and Restated 1992 Stock Option Plan, other than with respect to the restricted stock award granted on April 25, 2011 which will be forfeited.

Item 8.01.  Other Events.

On September 23, 2013 Webster issued a press release announcing Mr. Plush’s resignation and Mr. Smith’s election as the Company and the Bank’s President.  That press release is attached to this report as Exhibit 99.1.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Webster Financial Corporation on September 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSTER FINANCIAL CORPORATION

Date: September 26, 2013	By: /s/ Harriet Munrett Wolfe Name: Harriet Munrett Wolfe Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Webster Financial Corporation on September 23, 2013